Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

In connection with the filing by Equity Commonwealth (the “Company”) of the Annual Report on Form 10-K for the year ended December 31, 2018 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David A. Helfand	/s/ Adam S. Markman
David A. Helfand	Adam S. Markman
President and Chief Executive Officer	Executive Vice President, Chief Financial Officer
and Treasurer

Date: February 14, 2019